                                                                     EXHIBIT 5.1

                                                       [PERKINS COLE LETTERHEAD]


                                                 May 13, 2003

Advanced Digital Information Corporation
P.O. Box 97057
11431 Willows Road N.E.
Redmond, WA  98073-9757


      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to up to an aggregate of 2,522,500 shares of Common Stock, no par value (the "Shares"), 522,500 shares of which may be issued pursuant to the Advanced Digital Information Corporation 2002 Team Member Retention Stock Option Plan and 2,000,000 shares of which may be issued pursuant to the Advanced Digital Information Corporation Amended and Restated 1999 Stock Incentive Compensation Plan (the "Plans").

      We have examined the Registration Statement and such documents and records of Advanced Digital Information Corporation and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

      Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Advanced Digital Information Corporation and the registration by its registrar of such Shares and the sale thereof by Advanced Digital Information Corporation in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     /S/ PERKINS COIE LLP